EXHIBIT 21.1

                                  Subsidiaries

    Company                          Jurisdiction of Organization
    -------                          ----------------------------
Sherwood Brands LLC                  Maryland
Sherwood Brands Overseas, Inc.       Bahamas
Sherwood Brands of RI, Inc.          Rhode Island